SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

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                           Date of Report: Jan 5, 2005

                           Limelight Media Group, Inc.
               (Exact Name of Registrant as Specified in Charter)

           Nevada                      0-09358                   88-0441338
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(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)

8000 Centerview Parkway, Suite 115, Memphis, TN                     38018
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  (Address of principal executive offices)                        (Zip code)

Registrant's telephone number, including area code: (901) 757-0195

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Item 7.01. Regulation FD Disclosure

Item 1:

On Jan 5, 2005, Limelight Media Group released a press release stating that the Company had received an Agreement from the State of Missouri to play alcoholic beverage ads in grocery stores under a Test Pilot Program. Below is the text of the agreement:

      This letter is intended to be the Final Agreement for Limelight Media Group (hereinafter "LMG") Project. It hopefully includes all the revisions agreed upon in past discussions and communications. This new advertising medium may very well change the traditional concept of product displays.

      1. It is critical to the Division to maintain a level playing field with the alcohol industry. Therefore, there can be no exclusivity agreements among suppliers including such things as pricing arrangements that act as a restriction. In fact, no alcohol manufacturer may have no more than one-third (1/3) of the alcoholic beverage messages. Paragraph number 4 of you May 12, 2004 (formally IGS Project) letter is key to maintaining a level playing field.

      2. The Division expects, as articulated to LMG, that the alcoholic beverage ads will constitute no more than 20% of the total.

      3. The impact of this form of advertising on the alcohol beverage industry and the public is important to the Division. The Division and your client will meet during the first week of July 2005 to evaluate the pilot program. At that time, the Division will seek to:

            a) Compare licensee alcohol receipts for the previous period of six months compared to the preceding six months;

            b)    Review the revenue generated by each brand;

            c)    Examine the suppliers used and amount paid for advertising;

            d) Examine the amount retailers paid to LMG and any amounts paid to retailers (licensees) associated with LMG services; and

            e) Other conditions previously outlined during communications related to this pilot program.

      4. It is important to stress that this pilot program can be terminated by the Division at any time, every prior to the July 2005 meeting, if the Division believes it is in the best interest of the public. If any issues arise, the Division and LMG will work together in an attempt to remedy the situation. In the event the Division deems it necessary for the project to be terminated, the Division agrees to give thirty (30) days notice of discontinuance.

      5.    The Division will continue its review of concerns presented under
            Section 311.070 and value restrictions therein. Your May 17, 2004 (formerly IGS Project) letter clearly expressed your interpretation of the "safe harbors" outlined in section 311.070.4. To avoid a violation the pilot program must be considered outside the scope of
            Section 311.070. Therefore, the pilot program amount restrictions presented under Section 311.070 are waived. For the pilot program the Division will allow a $250 per brand per store per month maximum.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         LIMELIGHT MEDIA GROUP, INC.
Date: Jan 5, 2005

                                         By: /s/ David V. Lott
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                                         Name: David V. Lott
                                         Its: Director


                                         By: /s/ Phil Worack
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                                         Name: Phil Worack
                                         Its: Director